UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 14, 2011
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)     Election of New Directors. On July 14, 2011 the Board of Directors of Enterprise Financial Services Corp (the “Company”) appointed Anne St. Peter to the Company's Board of Directors.

Ms. St. Peter is the Founder of Global Prairie, an integrated marketing communications company with offices in Kansas, Missouri, Ohio, New York, Colorado and Texas. Ms. St. Peter currently serves on several non-public boards in the Kansas City metro area. She is currently the chair of the board of directors of the Greater Kansas City Community Foundation and chair of the board of directors of the Women's Intersport Network of Kansas City (WIN for KC). She has significant experience in the communications field, including building and managing high-performing global teams principally serving Fortune 100 clients in the food, healthcare, and biotechnology industries. She has led numerous award-winning campaigns and been recognized by PR Week as one of the leading communicators in the United States.

The Board has yet to determine her committee assignments.

Consistent with the compensation policies applicable to the Company's non-employee directors, Ms. St. Peter will be eligible to receive an annual retainer fee of $12,000 plus a fee of $1,000 for each meeting of the Board. Ms. St. Peter will select to receive her compensation either (i) 100% in the form of the Company's common stock or (ii) in the form of 50% cash and 50% of the Company's common stock. The shares will be issued under a Stock Plan for Non-Management Directors approved by the stockholders in 2006. In addition, the annual retainer fee for 2011 will be pro rated for the portion of the year that Ms. St. Peter will serve as a director.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

99.1    Text of Press Release, dated July 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	July 19, 2011	By:	/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller